                                                                      EXHIBIT 25



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           ---------------------------

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

          Check if an application to determine eligibility of a Trustee pursuant to Section 305(b)(2) ____

                            ------------------------

                                 CITIBANK, N.A.
               (Exact name of trustee as specified in its charter)

                                                13-5266470
                                                (I.R.S. employer
                                                identification no.)

  399 Park Avenue, New York, New York           10043
(Address of principal executive office)         (Zip Code)

                             -----------------------

                                 CBS CORPORATION
               (Exact name of obligor as specified in its charter)

Pennsylvania                                           25-0877540
(State or other jurisdiction of                        (I.R.S. employer
incorporation or organization)                         identification no.)

51 West 52nd Street
New York, NY                                           10019
(Address of principal executive offices)               (Zip Code)

                            -------------------------

                           7.15% Senior Notes due 2005
                       (Title of the indenture securities)

Item 1. General Information.

            Furnish the following information as to the trustee:

      (a) Name and address of each examining or supervising authority to which it is subject.

            Name                                      Address
            ----                                      -------
            Comptroller of the Currency               Washington, D.C.

            Federal Reserve Bank of New York          New York, NY
            33 Liberty Street
            New York, NY

            Federal Deposit Insurance Corporation     Washington, D.C.

      (b)   Whether it is authorized to exercise corporate trust powers.

            Yes.

Item 2. Affiliations with Obligor.

            If the obligor is an affiliate of the trustee, describe each such affiliation.

                  None.

Item 16.    List of Exhibits.

            List below all exhibits filed as a part of this Statement of Eligibility.

            Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as exhibits hereto.

            Exhibit 1 - Copy of Articles of Association of the Trustee, as now in effect. (Exhibit 1 to T-1 to Registration Statement No. 2-79983)

            Exhibit 2 - Copy of certificate of authority of the Trustee to commence business. (Exhibit 2 to T-1 to Registration Statement No. 2-29577).

            Exhibit 3 - Copy of authorization of the Trustee to exercise corporate trust powers. (Exhibit 3 to T-1 to Registration Statement No. 2-55519)

            Exhibit 6 - The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939. (Exhibit 6 to T-1 to Registration Statement No. 33-19227.)

            Exhibit 7 - Copy of the latest Report of Condition of Citibank, N.A. (as of March 31, 1998 - attached)

            Exhibit 8 - Not applicable.

            Exhibit 9 - Not applicable.

                               ------------------

                                    SIGNATURE

      Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York and State of New York, on the 26th day of May 1998.

                                    CITIBANK, N.A.


                                    By /s/ Wafaa Orfy
                                      ----------------------------------------
                                      Wafaa Orfy
                                      Senior Trust Officer
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                                                                       Exhibit 7

                                Charter No. 1461
                           Comptroller of the Currency
                              Northeastern District
                               REPORT OF CONDITION
                                  CONSOLIDATING
                              DOMESTIC AND FOREIGN
                                 SUBSIDIARIES OF

                                 Citibank, N.A.

of New York in the State of New York, at the close of business on March 31, 1998, published in response to call made by Comptroller of the Currency, under Title 12, United States Code, Section 161. Charter Number 1461 Comptroller of the Currency Northeastern District.

               ASSETS

                                                                      Thousands
                                                                     of dollars
Cash and balances due from depository
 institutions:
  Noninterest-bearing balances
  and currency and coin .......................................   $   6,890,000
Interest-bearing balances .....................................      14,848,000
Held-to-maturity securities ...................................               0
Available-for-sale securities .................................      31,464,000
  Federal funds sold and securities
  purchased under agreements to resell ........................      19,345,000
Loans and lease financing
 receivables:
  Loans and Leases, net of
  unearned income .............................................   $ 159,106,000
  LESS: Allowance for loan and
  lease losses ................................................       4,259,000
Loans and leases, net of unearned
 income, allowance, and reserve ...............................     154,847,000
Trading assets ................................................      36,633,000
Premises and fixed assets (including
 capitalized leases) ..........................................       3,376,000
Other real estate owned .......................................         485,000
Investments in unconsolidated
 subsidiaries and associated companies ........................       1,386,000
Customers' liability to this bank
 on acceptances outstanding ...................................       1,824,000
Intangible assets .............................................         160,000
Other assets ..................................................       9,670,000
TOTAL ASSETS ..................................................   $ 280,928,000

               LIABILITIES

Deposits:
 In domestic offices ..........................................   $  37,884,000
 Noninterest-bearing ..........................................   $  12,822,000
 Interest-bearing .............................................      25,062,000
In foreign offices, Edge and
 Agreement subsidiaries, and IBFs .............................     155,776,000
 Noninterest-bearing ..........................................       9,878,000
 Interest-bearing .............................................     145,898,000
Federal funds purchased and
 securities sold under agreements to
 repurchase ...................................................       7,429,000
Trading liabilities ...........................................      29,266,000
Other borrowed money (includes
mortgage indebtedness and obligations
under capitalized leases):
 With a remaining maturity of one year or less ................       9,518,000
 With a remaining maturity of more than one
 year through three years .....................................       2,340,000
 With a remaining maturity of more than three
 years ........................................................         898,000
Bank's liability on acceptances executed
 and outstanding ..............................................       1,992,000
Subordinated notes and debentures .............................       5,600,000
Other liabilities .............................................      12,507,000
TOTAL LIABILITIES .............................................   $ 263,210,000

              EQUITY CAPITAL

Perpetual preferred stock and related surplus .................               0
Common stock ..................................................   $     751,000
Surplus .......................................................       7,604,000
Undivided profits and capital reserves ........................       9,617,000
Net unrealized holding gains (losses)
 on available-for-sale securities .............................         443,000
Cumulative foreign currency translation adjustments ...........        (697,000)
TOTAL EQUITY CAPITAL ..........................................   $  17,718,000
TOTAL LIABILITIES, LIMITED-LIFE PREFERRED STOCK,
 AND EQUITY CAPITAL ...........................................   $ 280,928,000

I, Roger W. Trupin, Controller of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

                                                                 ROGER W. TRUPIN
                                                                      CONTROLLER

We, the undersigned directors, attest to the correctness of this Report of Condition. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

                                                                 PAUL J. COLLINS
                                                                    JOHN S. REED
                                                               WILLIAM R. RHODES
                                                                       DIRECTORS